As filed with the Securities and Exchange Commission on March 4, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2005

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6119	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South
Suite 200
Bakersfield, California
(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On February 25, 2005, Tri-Valley Corporation received $937,500 from the exercise of warrants by one individual investor to purchase 125,000 shares of restricted common stock at $7.50 per share. The 125,000 warrants were originally issued on November 8, 2004, in connection with a sale of 500,000 shares of Tri-Valley common stock to one accredited investor for total consideration of $2,500,000 ($5.00 per share. The closing price of Tri-Valley’s stock on the American Stock Exchange on November 8, 2004, was $4.48 per share. Tri-Valley has historically places its unregistered, restricted common stock at or above the then current market prices for its stock.

The total number of shares issued pursuant to the exercise of the 125,000 warrants equals less than 1% of the total outstanding shares of Tri-Valley common stock. Tri-Valley has a total of 22,122,052 issued and outstanding shares of common stock as of February 18, 2005. The sale of stock and warrants was made in a privately negotiated transaction in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Act”) contained in Section 4(2) of the Act, and may not be sold on the open market for at least one year from date of purchase and then subject to the restrictions of Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: March 04, 2005	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer